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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K/A
                                (Amendment No. 1)
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                                 ---------------

                               September 13, 2005
                        (Date of earliest event reported)

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                                    a21, INC.
               (Exact name of registrant as specified in charter)

                                      Texas
         (State or other Jurisdiction of Incorporation or Organization)

              333-68213                              74-2896910
      (Commission File Number)                      (IRS Employer
                                                  Identification No.)

                             7660 Centurion Parkway
                           Jacksonville, Florida 32256
              (Address of Principal Executive Offices and zip code)

                                  904-565-0066
              (Registrant's telephone number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      Item 4.02  Non-Reliance  on Previously  Issued  Financial  Statements or a
Related Audit Report or Completed Interim Review

      On September 13, 2005, the Board of Directors (the "Board") and Audit Committee of a21, Inc. (the "Company") concluded after management's recommendation that the previously issued financial statements for the fiscal year ended as of December 31, 2004 and fiscal period ended March 31, 2005 should no longer be relied upon for the reasons explained below. Accordingly, on September 19, 2005, the Company filed a current report on Form 8-K to publicly disclose this information to the market place. On September 20, 2005, the Company filed an amendment to its Form 10-KSB for the fiscal year ended December 31, 2004 to restate the audited financial statements contained therein and an amendment to its Form 10-QSB for the period ended March 31, 2005 to restate the unaudited interim financial statements contained therein. The information below provides additional detail concerning the changes that were made to the Company's amended annual report on Form 10-KSB for the fiscal year ended December 31, 2004 and its amended quarterly report on Form 10-QSB for the fiscal period ended March 31, 2005.

      The Company issued convertible subordinated notes, $1,250,000 aggregate principal amount (the "Convertible Notes"), in February 2004 in conjunction with its acquisition of SuperStock, Inc. ("SuperStock"), which Convertible Notes were subsequently repaid in February 2005. The Company has determined and discussed with representatives of both BDO Seidman, LLP ("BDO"), the Company's principal independent accountants, and Eisner LLP ("Eisner"), the Company's former principal independent accountants, that additional debt discount and additional paid-in capital were required due to the existence of a beneficial conversion feature. In addition, the Company determined that it had not properly reflected the SuperStock purchase price allocation of goodwill and the deferred tax liability in conjunction with the SuperStock acquisition.

      The accounting treatment of the debt discount and additional paid-in capital attributable to the beneficial conversion feature of the Convertible Notes is based on a determination of fair-value as defined by Emerging Issues Task Force No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5") and No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27"). The Company has determined that at the time of issuance of the Convertible Notes, a beneficial conversion feature existed. Accordingly, the financial statements have been restated to reflect a further debt discount and additional paid-in capital of $944,000 and the related amortization of $393,000 for the year ended December 31, 2004. The additional amortization increased the net loss by $39,000, $118,000, $118,000 and $118,000 for the quarters ended
March 31, June 30, September 30, and December 31, 2004, respectively. Furthermore, the restatement increased the net loss by $288,000 for the quarter ended March 31, 2005, which reflects a loss on the extinguishment of Convertible Notes when they were repaid in February 2005.

      The Company has determined that at the time of the SuperStock acquisition, it had a deferred tax asset relating to net operating loss carryforwards available to offset future taxable income, which deferred tax asset was fully reserved against. Accordingly the financial statements have been restated to reflect a $1,234,000 reduction to both goodwill and the deferred tax liability recorded in connection with the allocation of the purchase price of the acquisition. An additional deferred tax liability, which was previously reflected as income tax expense during the quarter ended March 31, 2005, has also been offset against the deferred tax assets. This restatement reduced the net loss by $7,000 for the quarter ended March 31, 2005.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       A21, INC.

Date:  September 19, 2005              By: /s/ Albert H. Pleus
                                           -------------------------------------
                                           Name:  Albert H. Pleus
                                           Title: Chief Executive Officer